Exhibit 5.2

9 August 2013

Abbey National Treasury Services plc	Your reference
Santander UK plc
2 Triton Square Regent’s Place London NW1 3AN	Our reference MSTL/EGXS Direct line 020 7090 3127

Dear Sirs,

Abbey National Treasury Services plc (the “Company”)
and Santander UK plc (the “Guarantor”)
Senior Debt Securities (the “Debt Securities”) to be issued by the Company under an unlimited U.S. Registered Shelf Facility (the “Facility”)

We have acted as English solicitors to the Company and the Guarantor. This opinion as to English law as at today’s date is addressed to you in connection with the proposed issues of Debt Securities by the Company under the Facility. Debt Securities will be issued under the Indenture (as defined below) and will be expressed to be irrevocably and unconditionally guaranteed by the Guarantor.

This opinion is delivered to you in connection with a registration statement on Form F-3 (the “Registration Statement”), which is being filed on 9 August 2013 with the United States Securities and Exchange Commission (the “Commission”) by the Company under the United States Securities Act 1933, as amended (the “Securities Act”) and which relates, inter alia, to the offer and sale of Debt Securities by the Company and the guarantees to be endorsed on those Debt Securities (the “Guarantees”).

For the purposes of this opinion, we have examined copies of the following documents:

(a)                               a copy of a senior indenture dated 27 April 2011 between the Company as issuer, the Guarantor as guarantor and The Bank of New York Mellon as trustee, constituting the Debt Securities (the “Indenture”). References in this letter to the Debt Securities and the Indenture shall be construed respectively as including references to the Guarantees given in the Indenture and endorsed on the Debt Securities;

(b)                               the Registration Statement on Form F-3;

(c)                                a certificate dated 9 August 2013 of the Assistant Company Secretary of the Company (the “Company’s Certificate”) having annexed thereto:

(i)                                      a copy of the Company’s certificate of incorporation and certificate of incorporation on change of name, certified by the Assistant Company Secretary of the Company as a true, complete and up to date copy;

(ii)                                   a copy of the Articles of Association of the Company certified by the Assistant Company Secretary of the Company as a true, complete and up to date copy; and

(iii)                              a copy of the minutes of a meeting of the Board of Directors of the Company held on 17 March 2011 and an extract of the minutes of a meeting of the Board of Directors of the Company held on 10 July 2013 and a power of attorney of the Company dated 8 August 2013, each certified by the Assistant Company Secretary of the Company as a true and up to date copy; and

(d)                               a certificate dated 9 August 2013 of the Assistant Company Secretary of the Guarantor (the “Guarantor’s Certificate” and, together with the Company’s Certificate, the “Secretaries’ Certificates”) having annexed thereto:

(i)                                      a copy of the Guarantor’s certificate of incorporation and certificate of incorporation on change of name, certified by the Assistant Company Secretary of the Guarantor as a true, complete and up to date copy;

(ii)                                   a copy of an extract of the Articles of Association of the Guarantor certified by the Assistant Company Secretary of the Guarantor as a true, complete and up to date copy; and

(iii)                               a copy of the minutes of meetings of the Board of Directors of the Guarantor held on 1 March 2011 and 25 June 2013, a copy of the minutes of meetings of a committee of the Board of Directors of the Guarantor held on 17 March 2011 and 8 August 2013 and a copy of a resolution in writing and an approval and authorisation in writing of an authorised signatory of the Guarantor dated 18 March 2011 and 8 August 2013 respectively, each certified by the Assistant Company Secretary of the Guarantor as a true and up to date copy.

This opinion sets out our opinion on certain matters of English law as at today’s date and the opinion set out herein is based on English law in force and applied by English courts as at the date of this opinion,

Expressions defined in the Indenture shall have the same meanings when used in this opinion.

We have not made any investigation of, and do not express any opinion on, the laws of any jurisdiction other than England and neither express nor imply any opinion as to any other laws, in particular the laws of the State of New York and of the United States of America.

We have assumed:

(i)                                   the conformity to original documents of all copy (including electronic copy) documents examined by us;

(ii)                                that all signatures on the executed documents which, or copies of which, we have examined are genuine;

(iii)                             the capacity, power and authority of each of the parties (other than the Company or Guarantor) to execute, deliver and perform its obligations under the Indenture;

(iv)                            the due execution and unconditional delivery (other than by the Company or the Guarantor) of the Indenture by Sarah Robinson for and on behalf of the Company and the Guarantor;

(v)                               (I) that the Debt Securities will be executed and delivered unconditionally by the parties thereto and in the case of the Company will be executed and delivered by any person(s) duly authorised pursuant to the resolution of the Board of Directors of the Company dated 10 July 2013, referred to in paragraph (c)(iii) above, and in the case of the Guarantor will be approved, executed and delivered by any person(s) duly authorised pursuant to the resolution of the committee of the Board of Directors of the Guarantor held on 8 August 2013, referred to in paragraph d(iii) above and (II) that, prior to the execution and delivery of any Debt Securities by the Company, a Board Resolution has been passed by the Company, or an Officer’s Certificate has been executed and delivered unconditionally by any person(s) duly authorised pursuant to the resolutions passed in the meeting of the Board of Directors of the Company referred to in paragraph (c)(iii) above, in relation to such Debt Securities, as required by the Indenture;

(vi)                            the accuracy and completeness of all statements made in the Secretaries’ Certificates (copies of which are annexed to this opinion) and the documents referred to therein and that such certificates and statements remain true, accurate and complete as at the date of this opinion and as at each date on which Debt Securities are issued;

(vii)                         that the copy of the Articles of Association of the Company and the Guarantor examined by us (which were attached to the Secretaries’ Certificates referred to above) are complete and up to date and would, as at today’s date and as at each date on which Debt Securities are issued and the date on which the Indenture was executed and delivered, comply with Section 36 of the Companies Act 2006;

(viii)                      that the directors of the Company and the Guarantor have complied with their duties as directors insofar as relevant to this opinion;

(ix)                            that no law of any jurisdiction outside England would render the execution or delivery of the Indenture or the Debt Securities illegal or ineffective and that, insofar as any obligation under the Indenture or the Debt Securities is performed in, or is otherwise subject to, any jurisdiction other than England and Wales, its performance will not be illegal or ineffective by virtue of the law of that jurisdiction;

(x)                               that the Debt Securities, upon issue, be duly executed, delivered and authenticated, in accordance with the provisions of the Indenture and the Debt Securities will not be inconsistent with the provisions of the Indenture and will not be inconsistent with any applicable prospectus supplement or any resolutions of the Board of Directors (or of a duly constituted committee thereof) of the Company or the Guarantor passed subsequent to the date hereof;

(xi)                            that (a) the information disclosed by our searches at 9.44 a.m. (in respect of the Company) and at 9.43 a.m. (in respect of the Guarantor) on 9 August 2013 of the Companies House database (CH Direct) and a search at the Central Registry of Winding-up Petitions at 10.04 a.m. on 9 August 2013 in relation to the Company and the Guarantor (the “Searches”), was then complete, up to date and accurate and has not since then been altered or added to and (b) those Searches did not fail to disclose any information relevant for the purpose of this opinion.

(xii)                         that (a) no proposal has been made, or will, on or before each date on which Debt Securities are issued, be made for a voluntary arrangement, and no moratorium has been obtained, in relation to the Company or the Guarantor under Part I of the Insolvency Act 1986, (b) neither the Company nor the Guarantor have given or will, on or before each date on which Debt Securities are issued, give any notice in relation to or passed any voluntary winding-up resolution, (c) no application has been made or petition presented to a court, and no order has been made by a court, or will, on or before each date on which Debt Securities are issued, be made or presented for the winding-up or administration of the Company or the Guarantor, and no step has been taken to dissolve the Company or the Guarantor, (d) no liquidator, administrator, receiver, administrative receiver, trustee in bankruptcy or similar officer has been or will, on or before each date on which Debt Securities are issued, be appointed in relation to the Company or the Guarantor or any of their assets or revenues, and no notice has been given or filed or will, on or before each date on which Debt Securities are issued, be given or filed in relation to the appointment of such an officer, and (e) no insolvency proceedings or analogous procedures have been or will, on or before each date on which Debt Securities are issued, be commenced in any jurisdiction outside England and Wales in relation to the Company or the Guarantor;

(xiii)                      that none of the parties to the Indenture and Registration Statement has taken or will take any action in relation to the Debt Securities (a) which constitutes carrying on, or purporting to carry on, a regulated activity in the United Kingdom in contravention of Section 19 of the Financial Services and Markets Act 2000 (the “FMSA”) (within the meaning of the FSMA) or (b) in consequence of anything said or done by a person in the course of carrying on a regulated activity (within the meaning of the FSMA) in the United Kingdom in contravention of that Section;

(xiv)                     that (except so far as permitted by Section 21 of the FSMA or applicable regulations or rules made under the FSMA) no agreement to engage in investment activity (within the meaning of Section 21(8) of the FSMA) in connection with any of the Debt Securities has been or will be entered into in consequence of an unlawful communication (within the meaning of section 30 of the FSMA);

(xv)                        that none of the Debt Securities will be offered or sold to persons in the United Kingdom except in circumstances that will not result in an offer to the public in the United Kingdom contrary to section 85(1) of the FSMA;

(xvi)                     that any party to the Indenture which is subject to the supervision of any regulatory authority in the United Kingdom has complied and will comply with all the requirements of such regulatory authority in connection with the issue, offer and sale of the Debt Securities; and

(xvii)                  that the Indenture and the Debt Securities (when executed, authenticated and delivered, as appropriate, in accordance with the Indenture) constitute, and will constitute, (as the case may be) valid, binding and enforceable obligations of the parties thereto under the laws of the State of New York and that the Indenture and the Debt Securities have the same meaning and effect as they would have if they were governed by English law.

Based on and subject to the foregoing and subject to the reservations mentioned below and to any matters not disclosed to us, we are of the following opinion:

1.                                    The Company and the Guarantor are public limited companies which have been duly incorporated and are validly existing.

2.                                    The Company and the Guarantor had the capacity and power to execute and deliver the Indenture, and have the capacity and power to perform their obligations thereunder.

3.                                    The Indenture has been duly executed by the Company and the Guarantor and the exercise of their rights and the performance of their obligations thereunder have been duly authorised by all necessary corporate action on the part of the Company and the Guarantor.

4.                                    The execution and delivery of the Indenture by the Company and the Guarantor and the exercise of their rights and the performance of their obligations thereunder:

(a)                                are not prohibited by any law or regulation applicable to English companies generally as at the date hereof or by the Articles of Association; and

(b)                                do not require, as at the date hereof, under any law or regulation applicable to English companies generally, any authorisation, approval or consent from, or filing or registration with, any public authority or governmental agency in England.

5.                                    The choice of the law of the State of New York as the governing law of the Indenture is a valid choice of law.  English law will treat the validity and binding nature of the obligations contained in the Indenture as being governed by the law of the State of New York.

6.                                    The issue from time to time of Debt Securities under the Facility has been duly authorised by the Company and the Guarantor (subject to agreeing terms for each take down) by all necessary corporate action on the part of the Company and the Guarantor, and when duly executed, delivered and authenticated, as appropriate, in accordance with the terms of the Indenture and when issued, the English courts will treat the validity and binding nature of the obligations therein as being governed by the laws of the State of New York.

Our reservations are as follows:

(A)                             We express no opinion on European Union law as it affects any jurisdiction other than England.

(B)                             As the parties have agreed to submit to the exclusive jurisdiction of the courts of the State of New York, we express no opinion as to whether the English courts would accept jurisdiction over any matter arising in respect of the Indenture or any Debt Security.

(C)                             If an English court assumes jurisdiction:

(i)                                       it would not apply the laws of the State of New York if:

(a)                                  the laws of the State of New York were not pleaded and proved; or

(b)                                  to do so would be contrary to English public policy or mandatory rules of English law; or

(c)                                   to do so would give effect to a foreign penal, revenue or other public law; and

(ii)                                   it may have regard to the law of the place of performance of any obligation under the Indenture which is to be performed outside England and Wales.  It may refer to that law in relation to the manner of performance and the steps to be taken in the event of defective performance.

(D)                             There is doubt as to the enforceability in England, in original actions or in actions for the enforcement of judgments of United States courts, of liabilities founded in United States Federal or State securities laws.

(E)                              Undertakings and indemnities contained in the Indenture may not be enforceable before an English court insofar as they purport to require payment or reimbursement of the costs of any unsuccessful litigation brought before an English court.

(F)                               Laws relating to insolvency, liquidation, administration or other laws or procedures affecting generally the enforcement of creditors’ rights may affect the obligations of the Company and the Guarantor under the Indenture and the Debt Securities and the remedies available.

(G)                             We express no opinion as to whether specific performance or injunctive relief, being equitable remedies, would be available in respect of any obligations of the Company or the Guarantor.

(H)                            We have not been responsible for investigating or verifying the accuracy of the facts, including statements of law, or the reasonableness of any statements of opinion contained in the Registration Statement (including any amendments or supplements thereto, including any prospectus supplement) or whether any material facts have been omitted from any of them.

(I)                                 The Searches are not conclusive as to whether or not insolvency proceedings have been commenced in relation to the Company or the Guarantor or any of their assets. For example, information required to be filed with the Registrar of Companies or the Central Registry of Winding up Petitions is not in all cases required to be filed immediately (and may not be filed at all or on time); once filed, the information may not be made publicly available immediately (or at all); information filed with a District Registry or County Court may not, and in the case of administrations will not, become publicly available at the Central Registry; and the Searches may not reveal whether insolvency proceedings or analogous procedures have been commenced in jurisdictions outside England and Wales.

This opinion is to be governed by and construed in accordance with English law.

We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the use of our name in the paragraphs under the headings “Limitations on Enforcement of U.S. Laws as Against Santander UK, ANTS, Their Respective Managements and Others” and “Legal Opinions” in the Prospectus that forms part of the Registration Statement without admitting that we are “experts” under the Securities Act or the rules and regulations of the Commission issued thereunder with respect to any part of the Registration Statement or Prospectus, including this exhibit.

To the extent permitted by applicable law and regulation, you may rely on this opinion only on the condition that your recourse to us in respect of the matters addressed in this letter is against the firm’s assets only and not against the personal assets of any individual partner. The firm’s assets for this purpose consists of all assets of the firm’s business, including any right of indemnity of the firm or its partners under the firm’s professional indemnity insurance policies, but excluding any right to seek contribution or indemnity from or against any partner of the firm or person working for the firm or similar right. In addition, where our liability in respect of the matters addressed in this letter could be joint and several with another person, our liability to you shall be limited to such sum as we ought reasonably to pay having regard to our responsibility for the damage in question.

This opinion is being provided to you in connection with the Registration Statement and may not be reproduced, quoted, summarised or relied upon by any other person or for any other purpose without our express written consent.

Yours faithfully,

/s/ Slaughter and May
Slaughter and May